Exhibit 10.52

Merger Agreement

This agreement (this “Agreement”) is made and entered into among:

ADVANCED SEMICONDUCTOR ENGINEERING, INC. (“Party A”),

ASE (CHUNG-LI) INC. (“Party B”) and

ASE MATERIAL INC. (“Party C”).

Party A, Party B and Party C (hereinafter referred to as “the Parties”) are duly incorporated companies under the law of the ROC. Party B and Party C are both the invested subsidiaries of Party A. For the purpose of promoting the integration of the enterprises and enhancing the operational efficiency so as to accommodate the future industrial development and the increase of the competition ability of the companies, the Parties, after negotiation in good faith and thorough consideration, agree to proceed with the merger procedure and enter into the agreement as follows:

Article 1    Method of Merger

This merger is proposed to be conducted through an absorption merger by the Parties in accordance with the Corporate Merger and Acquisition Act and any applicable law and regulations. Party A shall be the surviving company. Party B and Party C shall be the dissolved companies through merger and dissolution. The name of the surviving company after merger shall be ADVANCED SEMICONDUCTOR ENGINEERING, INC.

Article 2    Registered Capital and Paid-In Capital of the Parties before the Merger

Upon execution of the Agreement, the registered capital of Party A is NT$51,500,000,000, divided into 5,150,000,000 common shares with a par value of NT$10 each, of which NT$3,000,000,000 is reserved for the issuance of employee stock options. The employee stock options can be issued in multiple installments. Party A has issued 159,999,000 units of employee stock options upon execution of this agreement. Each unit of option is entitled to subscribe for one common share of Party A.

Upon the execution of the Agreement, the registered capital of Party B is NT$7,000,000,000, divided into 700,000,000 shares with a par value of NT$10 and the paid-in capital of Party B is NT$6,350,000,000, divided into 635,000,000 shares.

Upon the execution of the Agreement, the registered capital of Party C is NT$2,500,000,000, divided into 250,000,000 shares with a par value of NT$10 and the paid-in capital of Party C is NT$2,500,000,000, divided into 250,000,000 shares.

Article 3    Share Exchange Ratio

1.	The Parties agree that after the merger is approved by all relevant competent authorities and the amendment registration for merger is completed, in accordance with the information based on the financial reports of the Parties audited and certified by the accountant as of 30 June 2003, with reference to the other relevant factors for adjustment calculation (please see the expert’s fairness opinions on the share exchange ratio for merger), on the merger Record Date (as defined in Article 12 hereof), in addition to the cancellation of the shares of Party B and Party C held by Party A, Party A will issue common shares to other shareholders of Party B at the share exchange ratio of 1:0.85 (one share of Party B in exchange for 0.85 share of Party A), and will issue common shares to other shareholders of Party C at the share exchange ratio of 1:0.5 (one share of Party C in exchange of 0.5 share of Party A). Party A will issue 282,315,437 new shares in aggregate for merger. The number of shares less than one shall be converted into cash in proportion to the percentage of the par value and paid to the shareholders and Party A shall authorize its Chairman to contact the specific person(s) for purchase of those fractional shares at par value.

2.	The rights and obligations of new shares issued for the merger shall be identical to the existing shares of Party A.

Article 4    Adjustment of Share Exchange Ratio

After the execution of this Agreement and before the Record Date, the share exchange ratio shall remain unchanged if the number of new shares issued by any of the Parties for capital increase for cash, issuance of convertible bond, free distribution of shares, issuance of the convertible bond with warrant, issuance of preferred shares with warrant issuance of warrant and other security in the nature of equity does not exceed 10% of its respective outstanding shares as of the date hereof. In the event the issuance of new shares of any of the Parties exceeds 10% of its outstanding shares as of the date hereof, the share exchange ratio shall be adjusted by the mutual agreement among the board of directors of Party A and the board of directors of Party B and Party C as authorized by resolutions of their respective shareholders’ meeting. The paid-in capital of Party A following the merger and the number of the shares issued for merger shall be adjusted accordingly.

In the event that the occurrence of any of the following events by any of the Parties result in the necessity to adjust the share exchange ratio, the share exchange ratio set forth in the first paragraph of the preceding Article shall be adjusted by the mutual agreement among the board of directors of Party A and the board of directors of Party B and Party C as authorized by resolutions of their respective shareholders’ meetings. The paid-in capital of Party A following the merger and the number of the shares issued for merger shall be adjusted accordingly.

1.	Disposition of material assets of the Parties or any other act which would affect the financial or business condition of the Parties, occurrence of severe disasters,

substantial litigation, significant industrial technology change or any other events which materially affect shareholder’s equity or the price of the securities of the Parties.

2.	Any of the Parties purchases back its treasury stocks in accordance with applicable law or Article 6 hereof.

3.	Any increase of the number of the participating entities or change of participating entities in the merger.

4.	Any approval granted by the relevant authorities or any permission or approval granted for the completion of this merger (including the approval for Party A to remain listed and approval for the issuance of new shares for merger capital increase).

Article 5    Registered Capital and Paid-In Capital of the Surviving Party after the Merger

365,483,259 shares of Party B and 143,547,583 shares of Party C held by Party A as of the date hereof shall be cancelled on the Record Date. Party A proposes to issue 229,089,229 new shares to the shareholders of Party B and 53,226,208 new shares to the shareholders of Party C. After the merger, the registered capital of Party A is NT$51,500,000,000 and will be divided into 5,150,000,000 common shares with a par value of NT$10, which can be issued in multiple installments. The paid-in capital of Party A is expected to be NT$38,625,954,370, divided into 3,862,595,437 shares.

The exact number of new shares issued and the paid-in capital of Party A following the merger, subject to the adjustment in accordance with the Agreement, shall be based on the latest information in Party A’s report to the Securities and Futures Commission, Ministry of Finance for issuance of new shares for merger and the latest information as of the Record Date.

Article 6    The Handling Principal for Treasury Stocks

The Parties agree that, from the date hereof to the Record Date unless otherwise provided by law, the Parties shall not purchase back their treasury stocks without the consent of the other Parties and the adjustment of the share exchange ratio set forth the Article 4 hereof.

Article 7    The Procedure for increase of the number of the participating entities or change of the participating entities in the Merger

The Parties agree that, after the merger resolution adopted the board of directors of the Parties and the public disclosure of the merger information as required by law, if the Parties propose to merge with any other company, all required procedures and legal acts which have been done (such as convening the meeting of the board of directors for merger and the execution of the merger agreement, etc.) shall be proceeded by all participating companies again. All participating parties shall execute the merger agreement for the merger matters again.

Article 8    The Purchase of the shares of the Dissenting Shareholders

Party B and Party C agree that, in the event of any dissent to the merger agreement or any relevant merger matter raised by their respective shareholders in accordance with the law, Party B and Party C shall proceed with the purchase of the shares owned by the dissenting shareholders in accordance of the Corporate Merger and Acquisition Act and the Company Law, respectively. The shares so purchased by Party B and Party C shall, to the extent permitted by laws and regulation and the permission of the competent authority, be cancelled on the Record Date. The registration for such share cancellation shall be made together with the registration of the cancellation of the outstanding shares of Party B and Party C upon dissolution of Party B and Party C.

The number of new shares issued by Party A for the merger and the paid-in capital of Party A following the merger shall be reduced accordingly.

Article 9    Notices to Creditors and Announcement Obligation

After the merger is approved by board of directors of Party A and the shareholders’ meetings of Party B and Party C, the Parties shall promptly provide the balance sheets and property inventories. Party B and Party C shall notify their creditors and make a public announcement of the merger resolution, respectively and shall designate a period not less than 30 days to request the relevant creditors to raise the objection within the designated period. If any of the creditors of Party B or Party C raise any objection within the designated period, Party B or Party C shall repay such indebtedness, provide the adequate security or create the trust for the purpose of repayment.

Article 10    Prohibitions

The Parties agree that, from the date hereof to the Record Date, unless the other parties consent in writing in advance, the Parties shall not engage in any of the following activities:

1.	change of the paid-in capital as set forth in Article 2;

2.	any activities which material adversely affect the finance and the business of such company; or

3.	any activities not within the ordinary course of business.

Article	11 Merger Proposal

The Parties agree that the chairmen of the Parties are authorized by their respective board of directors to make the merger proposal, implementation schedule and designate the expected completion date so as to proceed with the merger. Any delay of the completion of the merger attributable to non-cooperation or delay to cooperate by any party without justifiable reason shall be handled in accordance with Article 16 hereof except for any change of the laws or regulations, or other reason not attributable to any party in which event their chairmen authorized by the board of directors of the Parties shall negotiate for handling.

Article 12    Record Date of the Merger and the Assumption of the Rights and Liabilities

The record date of the merger (“Record Date”) shall be determined by the board of directors of the Parties after the merger resolution is adopted by Party A’s board of directors and the shareholders’ meetings of Party B and Party C and the approval for merger from the relevant competent authorities is granted. The Record Date is July 1, 2004 tentatively, subject to change made by the board of directors of the Parties for the necessity of handling. The assets, liabilities and any other valid rights and liabilities on record as of the Record Date shall be generally assumed by Party A.

Article 13    Continuing Employment

Party A shall retain the employees of Party B and Party C who Party A agrees to retain after the merger. The seniority of such employees prior to the merger shall be recognized by Party A.

Article 14    Articles of Incorporation and the Succession of Directors and Supervisors

The articles of incorporation of the surviving company shall be the articles of incorporation of Party A, subject to any amendment, if necessary.

The chairman, directors or supervisors of Party A after the merger shall be reelected by the meeting of shareholders and the board of directors convened by Party A, if necessary.

Articles 15    Representations and Warranties of the Parties

The Parties hereby represent and warrant, as of the date hereof and the Record Date, as follows:

1.	Financial report and financial information: The financial reports provided by the Parties are prepared in accordance with Business Accounting Law and the general acceptable accounting principal of the ROC and the contents and all other financial information are accurate, true, not fraudulent, not deceitful and not misleading.

2.	Tax return and payment: The Parties have honestly filed tax returns within the required periods and paid all taxes within required periods in accordance with laws and regulations. There has been no delay in filing tax returns, no tax deficiency, no tax evasion or any other violations of laws, regulations or any interpretation letters in connection with applicable tax laws.

3.	Litigation and non-litigation proceedings: There is no pending litigation or non-litigation proceeding to which any Party is a party, which would result in the dissolution or change of organization, capital, business, or financial condition, the suspension of production, or have any material adverse effect on the business or financial condition of each of the Parties.

4.	Assets and liability: All assets and liabilities and of the Parties are expressly disclosed in the financial reports provided to the others, and there is no restriction or limitation on the rights of ownership, use, and disposition of the assets as disclosed above which are legally owned by the parties respectively, unless otherwise disclosed in the financial reports.

Article 16    Events of Default and Termination of the Agreement

1.	The Parties agree that, if any of the following occurs prior to the Record Date, any party may terminate the Agreement by written notice to the others:

(1)	Any breach of the representations, warranties, covenants or any other agreement in the Agreement by any Party and such breach is not cured within 30 days designated by the written notice of to the breaching Party, either of the other Parties may terminate this Agreement by written notice to the other Parties.

(2)	If the merger is not consummated within one year after the date hereof, any of the Parties may terminate the Agreement by written notice to the other Parties.

(3)	The Agreement may be terminated by any of the Parties by written notice to the others Parties if it is required by the competent authorities or any Party fails to consent the amendment to this Agreement made pursuant to Article 4 or Article 7 hereof.

2.	After the Agreement is terminated, any of the Parties may require the other parties to return any documents, information, files, objects, plans and any other tangible information obtained in accordance with the Agreement within seven days after the termination of the Agreement.

3.	The exercise of the right of indemnity of the Parties shall not be affected by the termination of the Agreement.

The matters (including the applications for, amendment to or withdrawal of, the administrative procedure in the competent or relevant authorities) in connection with the termination of the Agreement shall be negotiated by the board of directors of Party A and the board of directors of Party B and Party C authorized by their respective shareholders’ meetings. Such negotiation, without prior approval by the shareholders’ meetings of the Parties, shall be report to the shareholders’ meetings by the respective board of directors.

Article 17    Miscellaneous

1.	If any of the provisions of this Agreement is or becomes invalid on the ground of contradiction with the relevant laws and regulations, only such provision becomes invalid. The remaining provisions shall still be valid. The invalid provision shall be otherwise amended to the extent permitted by law in accordance with the relevant laws and regulations or by the chairmen authorized by the board of directors of the Parties. In addition, if any provisions in this Agreement are required to be amended by instruction issued the relevant competent authorities, such provisions may be amended in accordance with the instruction of the relevant competent authorities or by the chairmen of the Parties authorized by the Parties in accordance with such instruction.

2.	All taxes or expenses arising from execution or performance of the Agreement, except for tax which is exempted, shall be borne by Party A. In the event that this Agreement loses its effect on the ground of failure to obtain any required approvals or other reasons, all fees and expenses incurred for merger matters in connection with lawyer, accountant, securities house and relevant experts shall be borne by the Parties equally.

3.	The Agreement shall be executed after the adoption of the resolution of the board of directors of the Parties. This Agreement will be effective after the adoption of the resolution of the shareholder’s meetings of Party B and Party C. The board of directors is deemed to be authorize to make any necessary adjustment in accordance with this Agreement and the relevant laws and regulations after the agreement is approved by the shareholders’ meetings of Party B and Party C. However, the Parties agree that the merger shall lose its effect retroactively if the merger is not approved or permitted by the relevant competent authorities.

4.	The Agreement shall be governed by and construed in accordance with the laws of the ROC. The Parties agree that any disputes arising from this Agreement may be brought in Kaohsiung District Court being the court of first instance.

5.	Any amendment to the Agreement shall be made with the written consents of the Parties.

6.	Six originals of this Agreement are hereby executed with the Parties. Each of the Parties holds two original copies.

The executing parties

Party A:

ADVANCED SEMICONDUCTOR ENGINEERING, INC.

Legal Representative: Jason C.S. Chang

Address: No.26, Chin 3rd Rd., Nantze Export Processing Zone, Kaohsiung, Taiwan

Party B:

ASE (CHUNG-LI) INC.

Legal Representative: Joseph Tung

Address: No. 550, Chung-hwa Rd., Chung-Li City, Tao-Yuan County

Party C:

ASE MATERIAL INC.

Legal Representative: Chin Ko-Chien

Address: No. 73, Kai-Fa Rd., Nantze Export Processing Zone, Kaohsiung, Taiwan